AMENDMENT TO THE

SHELLS SEAFOOD RESTAURANTS, INC.

2002 EQUITY INCENTIVE PLAN

Pursuant to Section 14 of the Shells Seafood Restaurants, Inc. 2002 Equity Incentive Plan, as amended (the “Plan”), the first sentence of Section 4(a) of the Plan is hereby amended in its entirety to read as follows:

“Subject to adjustment pursuant to Section 12 of the Plan, the aggregate number of shares of Common Stock that may be issued under the Plan is 4,096,472.”

IN WITNESS WHEREOF, the undersigned officer of Shells Seafood Restaurants, Inc. certifies that the foregoing amendment to the Plan was duly adopted by the Board of Directors of the Shells Seafood Restaurants, Inc. on November 14, 2005.

Dated: November 14, 2005

SHELLS SEAFOOD RESTAURANTS, INC. By: /s/ Leslie J. Christon Name: Leslie J. Christon Title: President and Chief Executive Officer